UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2023

SAMSARA LUGGAGE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-54649	26-0299456
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

135 East 57th Street, Suite 18-130

New York, New York

(Address of principal executive offices and Zip Code)

(877) 421-1574

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Change in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm.

Effective as of January 23, 2023 (the “Effective Date”), the Board of Directors (the “Board”) of Samsara Luggage, Inc., a Nevada corporation (the “Company”), dismissed Halperin Ilanit, CPA (“Halperin”) as the Company’s independent registered public accounting firm and engaged Elkana Amitai CPA to serve as the Company’s new independent registered public accounting firm effective as of the same date. The change of independent registered public accounting firms was made to more closely match the Company’s evolving business and not due to any disagreements with Halperin. The decision to change principal accountants was also approved by the Board effective as of the same date.

Neither of Halperin’s reports on the Company’s financial statements for each of the last two fiscal years ended December 31, 2021 and 2020 contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles, except that Halperin’s report for the Company’s financial statements for the fiscal years ended December 31, 2021 and 2020 contained an explanatory paragraph in respect to uncertainty as to the Company’s ability to continue as a going concern. During the Company’s two most recent fiscal years ended December 31, 2021 and 2020 and any subsequent interim period through the Effective Date, there were (i) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) with Halperin on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Halperin, would have caused Halperin to make reference to the subject matter of the disagreements in their reports on the Company’s financial statements, and (ii) no reportable events (as described in paragraphs (a)(1)(v) (A) through (D) of Item 304 of Regulation S-K).

The Company previously provided Halperin with a copy of the disclosures it is making in this Current Report on Form 8-K (this “Form 8-K”) and has requested that Halperin furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether they agree with the above statements. A copy of the requested letter received from Halperin, dated January 25, 2023, stating that they agree is filed as Exhibit 16.1 to this Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm.

Effective as of the Effective Date, the Board approved the engagement of Elkana Amitai CPA (“Elkana”) to serve as the Company’s new independent registered public accounting firm effective as of the same date. The decision to engage Elkana was also approved by the Board effective as of the same date.

During the two most recent fiscal years ended December 31, 2021 and 2020 and any subsequent interim period through the Effective Date, neither the Company nor anyone on its behalf consulted with Elkana regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on its financial statements by Elkana, and neither a written report or oral advice was provided to the Company by Elkana that Elkana concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issues; or (iii) any other matter that was the subject of a “disagreement” or “reportable event” (as such terms are described in Items 304(a)(1)(iv) and (v), respectively, of Regulation S-K) between the Company and its former independent registered public accounting firm, Halperin.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
16.1	Letter from Halperin Ilanit, dated as of January 25, 2023, addressed to the U.S. Securities and Exchange Commission (filed herewith).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAMSARA LUGGAGE, INC.

	By:	/s/ Atara Dzikowski
Date: January 25, 2023	Name:	Atara Dzikowski
	Title:	Chief Executive Officer

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